                                                                     Exhibit 4.2

                                NAVISITE, INC.



                     SERIES C CONVERTIBLE PREFERRED STOCK

                              PURCHASE AGREEMENT



                                 JUNE 3, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
1.  PURCHASE AND SALE OF STOCK............................................    1

       (a)  Authorization.................................................    1
       (b)  Purchase and Sale of Stock....................................    1
       (c)  Per Share Purchase Price......................................    1
       (d)  Total Consideration...........................................    2

2.  CLOSING...............................................................    2

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................    2

       (a)  Organization Good Standing and Qualification..................    2
       (b)  Capitalization................................................    2
       (c)  Due Authorization.............................................    3
       (d)  Valid Issuance of Stock.......................................    4
               (i)    Valid Issuance......................................    4
               (ii)   Compliance with Securities Laws.....................    4
       (e)  Governmental Consents.........................................    4
       (f)  Non-Contravention.............................................    4
       (g)  Litigation....................................................    5
       (h)  Compliance with Law...........................................    5
       (i)  Financial Statements..........................................    5
       (j)  Absence of Certain Liabilities and Changes....................    5
       (k)  Invention Assignment and Confidentiality Agreement............    6
       (l)  Intellectual Property.........................................    7
               (i)    Ownership or Right to Use...........................    7
               (ii)   Licenses; Other Agreements..........................    7
               (iii)  No Infringement.....................................    7
       (m)  Registration Rights...........................................    7
       (n)  Title to Property and Assets..................................    7
       (o)  Tax Matters...................................................    8
       (p)  Environmental and Safety Laws.................................    8
       (q)  ERISA.........................................................    8
       (r)  Employment Matters............................................    8
       (s)  Subsidiaries..................................................    9
       (t)  Brokers and Finders...........................................    9
       (u)  Year 2000 Compatibility.......................................    9
       (v)  Interested Party Transactions.................................    9
       (w)  Series D Convertible Preferred Stock Purchase Agreement.......   10

4.   REPRESENTATIONS, WARRANTIES AND CERTAIN
       AGREEMENTS OF THE INVESTOR.......................................... 10

       (a)  Organization, Good Standing and Qualification.................. 10
       (b)  Due Authorization.............................................. 10
       (c)  Governmental Consents.......................................... 10
       (d)  Non-Contravention.............................................. 10
       (e)  Litigation..................................................... 11
       (f)  Purchase for Own Account....................................... 11
       (g)  Investment Experience.......................................... 11
       (h)  Accredited Investor Status..................................... 11
       (i)  Restricted Securities.......................................... 11
       (j)  Legends........................................................ 12

5.   COVENANTS............................................................. 12

       (a)  Use of Proceeds................................................ 12
       (b)  Information Rights............................................. 12
       (c)  Registration Rights............................................ 13
               (i)     Definitions......................................... 13
               (ii)    Demand Registration................................. 14
               (iii)   Piggyback Registrations............................. 16
               (iv)    Shelf Registration.................................. 18
               (v)     General Registration Obligations of the Company..... 20
               (vi)    Furnish Information................................. 22
               (vii)   Indemnification..................................... 22
               (viii)  Termination of the Company's Obligations............ 23
       (d)  Standstill..................................................... 23
               (i)     Standstill Agreement................................ 23
               (ii)    Termination......................................... 24
       (e)  Right to Participate........................................... 24
       (f)  Filing of Reports.............................................. 25

6.   INDEMNIFICATION....................................................... 25

       (a)  Agreement to Indemnify......................................... 25
               (i)     Company Indemnity................................... 25
               (ii)    Investor Indemnity.................................. 25
               (iii)   Equitable Relief.................................... 25
       (b)  Survival....................................................... 26
       (c)  Claims for Indemnification..................................... 26
       (d)  Defense of Claims.............................................. 27
       (e)  Certain Definitions............................................ 28

7.   ASSIGNMENT AND DELEGATION............................................. 28

       (a)  Information Rights............................................. 28
       (b)  Registration Rights............................................ 29

8.   TRANSFERABILITY OF PURCHASED SHARES................................... 29

9.   MISCELLANEOUS......................................................... 29

       (a)  Successors and Assigns......................................... 29
       (b)  Governing Law.................................................. 29
       (c)  Counterparts................................................... 29
       (d)  Headings....................................................... 29
       (e)  Notices........................................................ 30
       (f)  Amendments and Waivers......................................... 30
       (g)  Severability................................................... 30
       (h)  Entire Agreement............................................... 30
       (i)  Further Assurances............................................. 30
       (j)  Construction................................................... 31
       (k)  Fees, Costs and Expenses....................................... 31
       (l)  Competition.................................................... 31
       (m)  Adjustments for Stock Splits, Etc.............................. 31
       (n)  Delays or Omissions............................................ 31
       (o)  Dispute Resolution............................................. 31
       (p)  Index of Defined Terms......................................... 32

                     SERIES C CONVERTIBLE PREFERRED STOCK
                              PURCHASE AGREEMENT

This Series C Convertible Preferred Stock Purchase Agreement (this "Agreement")
                                                                    ---------
is made and entered into as of June 3, 1999 by and between NaviSite, Inc., a Delaware corporation (the "Company"), and Dell USA L.P., a Texas limited
                           -------
partnership (the "Investor").
                  --------

                                   RECITALS

Simultaneously with the execution and delivery of this Agreement, the Company and the Investor are entering into a Strategic Alliance Agreement (the "Strategic Alliance Agreement").
 ----------------------------

As an integral part of the strategic alliance contemplated by the Strategic Alliance Agreement, the Company has agreed to issue to the Investor 1,095,472 shares of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Convertible Preferred Stock"), on the terms and
                  ------------------------------------
conditions set forth in this Agreement.

                                   AGREEMENT

In consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF STOCK.
     --------------------------

          (a) Authorization.  The Company's Board of Directors (the "Board") has
              -------------                                          -----
authorized the issuance, pursuant to the terms and conditions of this Agreement, of (i) up to 1,095,472 shares of Series C Convertible Preferred Stock, having the rights, preferences, privileges and restrictions set forth in a Corrected Certificate of Designation of Series C Convertible Preferred Stock substantially in the form attached hereto as Exhibit A (the "Certificate of Designation") and
                               ---------       --------------------------
(ii) up to 1,095,472 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of Series C Convertible
            ------------
Preferred Stock.

          (b) Purchase and Sale of Stock.  Simultaneously with the execution and
              --------------------------
delivery of this Agreement at the Closing (as defined below), the Company is issuing to the Investor, and the Investor is acquiring from the Company, 1,095,472 shares of Series C Convertible Preferred Stock (collectively, the "Purchased Shares").
 ----------------

          (c) Per Share Purchase Price.  The per share purchase price is $7.40
              ------------------------
per share of Series C Convertible Preferred Stock (the "Per Share Purchase
                                                        ------------------
Price").
-----

          (d) Total Consideration.  The total consideration for the Purchased
              -------------------
Shares is $8,106,493 in cash (the "Aggregate Purchase Price").
                                   ------------------------

2.   CLOSING.  The purchase and sale of the Purchased Shares (the "Closing") is
     -------                                                       -------
taking place simultaneous with execution hereof at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts at 10:00 a.m., Boston time (which time and place are referred to in this Agreement as the "Closing Date"). At the Closing, the Company is delivering to the Investor a
 ------------
certificate or certificates representing the Purchased Shares against delivery to the Company by the Investor of the Aggregate Purchase Price by wire transfer of funds to the Company. At the Closing, the Company shall cause to be delivered to the Investor an opinion on behalf of the Company, dated as of the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, substantially in the form attached hereto as Exhibit B. The
                                                          ---------
Closing documents are being delivered by facsimile with originals being sent by overnight courier.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
     ---------------------------------------------
represents and warrants to the Investor, as of the date hereof, that, except as set forth in the Disclosure Letter from the Company to the Investor dated as of the date of this Agreement (the "Disclosure Letter"):
                                 -----------------

          (a) Organization, Good Standing and Qualification.  The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to
(i) carry on its business as currently conducted or as proposed to be conducted and (ii) enter into this Agreement and consummate the transactions contemplated hereby. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material
 -----------------------
adverse change in, or a group of such effects on or changes in, the business, financial condition, results of operations, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

          (b) Capitalization.  The authorized capital stock of the Company
              --------------
consists of: (i) 60,000,000 shares of Common Stock, of which 69,338 shares are issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which (A) 1,323,953 shares are designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), all of
                                  ------------------------------------
which are issued and outstanding; (B) 1,000,000 shares are designated Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock"),
                                  ------------------------------------
490,332 of which are issued and outstanding; (C) 1,095,472 shares are designated Series C Convertible Preferred Stock, all of which will be issued and outstanding immediately following the Closing;

and (D) 993,243 shares are designated Series D Convertible Preferred Stock (the "Series D Convertible Preferred Stock"), all of which will be issued and
 ------------------------------------
outstanding immediately following the closing contemplated in the Series D Agreement (as defined below). All of such shares of capital stock have been duly authorized for issuance, and all of such shares which are issued and outstanding have been validly issued and are fully paid, nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The Company has reserved: (1) 13,239,530 shares of Common Stock for issuance upon conversion of the Series A Convertible Preferred Stock;
(2) 10,000,000 shares of Common Stock for issuance upon conversion of the Series B Convertible Preferred Stock; (3) 1,095,472 shares of Common Stock for issuance upon conversion of the Series C Convertible Stock; (4) 993,243 shares of Common Stock for issuance upon conversion of the Series D Convertible Stock; (5) 2,000,000 shares of Common Stock for issuance to officers, directors, employees, consultants or affiliates of the Company under the Company's 1998 Equity Incentive Plan; (6) 125,000 shares of Common Stock for issuance to non-employee directors of the Company under the Company's 1998 Director Stock Option Plan; and (7) 509,668 shares of Series B Convertible Preferred Stock for issuance upon the conversion of intercompany debt evidenced by a Secured Convertible Demand Note dated May 1, 1999 held by CMGI, Inc., a true and correct copy of which is attached to the Disclosure Letter. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, are duly authorized and will be validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. To the best knowledge of the Company, there are no shareholder agreements, voting agreements or voting trusts relating to any shares of capital stock of the Company.

          (c) Due Authorization.  All corporate action on the part of the
              -----------------
Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

          (d)  Valid Issuance of Stock.
               -----------------------

               (i)  Valid Issuance.  The Purchased Shares, when issued, sold and
                    --------------
delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights binding on the Company. The shares of Common Stock to be issued upon conversion of the Purchased Shares (the "Conversion Shares") have been duly and validly reserved
                       -----------------
for issuance and, upon issuance, sale and delivery in accordance with the terms of the Purchased Shares, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights binding on the Company.

               (ii) Compliance with Securities Laws.  Assuming the correctness
                    -------------------------------
of the representations made by the Investor in Section 4, no change in applicable law and no unlawful distribution of Purchased Shares by the Investor or other Persons (as defined below), the Purchased Shares and the Conversion Shares will be issued to the Investor in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (B) the registration and
                              --------------
qualification requirements of all applicable securities laws of the states of the United States.

          (e)  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except: (i) as may be required under the Securities Act and the rules and regulations thereunder and all applicable state securities laws in connection with the transactions contemplated by this Agreement; and (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware. All such consents, approvals, orders, authorizations and qualifications will be effective and all such designations, declarations and filings will be made within the time prescribed by law.

          (f)  Non-Contravention.  The execution, delivery and performance of
               -----------------
this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not: (i) contravene or conflict with the Company's Certificate of Incorporation, as amended (the "Certificate"), or the
                                                         -----------
Company's By-Laws; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company or any of its subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any such subsidiary under, any contract to which the Company or such subsidiary is a party or any permit, license or similar right relating to the Company or such subsidiary or by which the Company or such subsidiary may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss, lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (g)  Litigation.  There is no action, suit, proceeding, claim,
               ----------
arbitration or investigation (each, an "Action") pending or, to the Company's
                                        ------
best knowledge, threatened: (i) against the Company or any of its subsidiaries, or any of their respective activities, properties or assets, or any officer, director or employee of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or such subsidiary, in each such case that is reasonably likely to have a Material Adverse Effect on the Company; or (ii) against the Company or any of its subsidiaries, or any of their respective activities, properties or assets, or any officer, director or employee of the Company or any of its subsidiaries that seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

          (h)  Compliance with Law.  Each of the Company and its subsidiaries is
               -------------------
in compliance with all applicable statutes, laws, regulations and executive orders, except where noncompliance would not have a Material Adverse Effect on the Company.

          (i)  Financial Statements.  Section 3(i) of the Disclosure Letter sets
               --------------------
forth an unaudited consolidated balance sheet of the Company as of January 31, 1999 (the "Balance Sheet Date") and an unaudited income statement and
           ------------------
consolidated statement of changes in cash flows of the Company for the six months ended January 31, 1999 (all such financial statements being collectively referred to herein as the "Financial Statements"). The Financial Statements (i)
                           --------------------
are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company as of the date therein indicated and the results of operations for the period therein specified and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except for the omission of notes thereto and year-
                     ----
end audit adjustments.

          (j)  Absence of Certain Liabilities and Changes.  Except as and to the
               ------------------------------------------
extent specifically reflected or reserved against in the Financial Statements or as disclosed in the footnotes (if any) to the Financial Statements, as of the Balance Sheet Date, neither the Company nor any subsidiary had any liabilities (as determined in accordance with GAAP) that, in the aggregate, exceeded $100,000. Since the Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred or become subject to any liabilities (as determined in accordance with GAAP) except (x) as and to the extent of the amounts specifically reflected or reserved against in the Financial Statements or as disclosed in the footnotes (if any) to the Financial Statements or (y) liabilities incurred, and obligations under agreements, commitments or contracts entered into, in the ordinary course of business. Since the Balance Sheet Date, the businesses and operations of the Company and each of its subsidiaries have been conducted in the ordinary course consistent with past practice and there has not been or occurred:

               (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company or any subsidiary's capital stock;

               (ii) any property damage, destruction or loss, whether or not covered by insurance, except for such property damage, destruction or loss as, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

               (iii) any waiver by the Company or a subsidiary of a valuable right or of a material debt owed to it, except for such waivers as, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

               (iv) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which the Company or a subsidiary or any of their respective assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or the Disclosure Letter or as, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

               (v) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by GAAP; and

               (vi) any event or condition which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          (k)  Invention Assignment and Confidentiality Agreement. Each employee
               --------------------------------------------------
and consultant or independent contractor of the Company or any of its subsidiaries whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement or an employment or consulting agreement containing terms with respect to invention assignments and confidentiality.

          (l)  Intellectual Property.
               ---------------------

               (i)   Ownership or Right to Use. The Company or one of its
                     -------------------------
subsidiaries has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, or reasonably expects that it will be able to obtain licenses or legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights and trade names and any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property") necessary to
                                          ---------------------
enable the Company and its subsidiaries to carry on their respective businesses as currently conducted or as proposed to be conducted except where the failure to own or have rights to use such Intellectual Property would not have a Material Adverse Effect on the Company.

               (ii)  Licenses; Other Agreements.  Neither the Company nor any of
                     --------------------------
its subsidiaries is currently subject (whether as licensor or licensee) to any exclusive licenses (whether such exclusivity is temporary or permanent) to any material portion of the Intellectual Property utilized by the Company or any of its subsidiaries. There are not outstanding any licenses or agreements of any kind relating to the licensure by the Company of any Intellectual Property owned by the Company or any of its subsidiaries, except for agreements with customers of the Company or any such subsidiary entered into in the ordinary course of business. Neither the Company nor any of its subsidiaries is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property (other than off-the-shelf commercial applications), except as it may be so obligated in the ordinary course of its business.

               (iii) No Infringement.  Neither the Company nor any of its
                     ---------------
subsidiaries is violating or infringing, and neither the Company nor any of its subsidiaries has received any communication alleging that either the Company, any of its subsidiaries or any of their respective employees or consultants has violated or infringed, any Intellectual Property of any other Person.

          (m)  Registration Rights.  Except as otherwise provided in this
               -------------------
Agreement, the Company has not granted or agreed to grant to any Person any rights (including piggyback registration rights), to have any securities of the Company registered with the Securities and Exchange Commission (the "SEC") or
                                                                     ---
registered or qualified with any other governmental authority.

          (n)  Title to Property and Assets.  The properties and assets owned by
               ----------------------------
the Company and each of its subsidiaries are owned by the Company or such subsidiary free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encum-brances and security interests that arise in the ordinary course of business and do not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. With respect to the property and assets it leases, each of the Company and its subsidiaries is in compliance with such leases in all material respects.

          (o)  Tax Matters.
               -----------

               (i) There have been no examinations or audits of any of the Company's tax returns or reports by any federal, state or local governmental agency having jurisdiction over the Company. The Company and its subsidiaries have filed all federal, state, county and local tax returns required to have been filed by them and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

               (ii) The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a
                               ----
collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a Material Adverse Effect on the Company.

          (p)  Environmental and Safety Laws.  To its knowledge, the Company is
               -----------------------------
not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety.

          (q)  ERISA. The Company does not sponsor or participate in any
               -----
employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as
amended ("ERISA").  The Company is not required to contribute to any
          -----
"multiemployer plan" as defined in ERISA Section 3(37), nor has the Company ever contributed to or withdrawn from such a multiemployer plan.

          (r)  Employment Matters.  The Company (i) has withheld all amounts
               ------------------
required by law or agreement to be withheld from wages, salaries and other payments to its employees and former employees or has remedied any failure to do so, (ii) is not liable for any arrearages of wages and (iii) is not liable for taxes or penalties for failure to withhold or pay wages when due. There are no complaints pending or, to the Company's knowledge, threatened before any governmental authority alleging unfair labor practices or unlawful discrimination nor, to the Company's knowledge, is there any basis for any such claim. There are no existing or, to the Company's knowledge, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company which would individually or in the aggregate, have a

Material Adverse Effect on the Company. The Company is not a party to any collective bargaining agreement with any labor union.

          (s) Subsidiaries.  Section 3(p) of the Disclosure Letter sets forth
              ------------
all other Persons in which the Company (i) presently owns or controls, directly or indirectly, more than a one percent interest or (ii) has the right or option to acquire more than a one percent interest.

          (t) Brokers and Finders.  The Company has not incurred any obligation
              -------------------
or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the transactions contemplated hereby.

          (u) Year 2000 Compatibility.  All of the material products used by the
              -----------------------
Company and necessary to its business will (i) record, store, process and calculate and present calendar dates falling on and after January 1, 2000 and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as those products record, store, process, calculate and present, or calculate any information dependent on or relating to, calendar dates falling on or before December 31, 1999 (collectively, "Year 2000 Compliant") and (ii) lose no
                                  -------------------
functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, except where the failure to be Year 2000 Compliant or such loss of functionality would not have a Material Adverse Effect on the Company. All of the Company's and its subsidiaries' internal computer systems, including without limitation their respective accounting systems, are, or on or before December 31, 1999 will be, Year 2000 Compliant, except where the failure to be Year 2000 Compliant would not have a Material Adverse Effect on the Company.

          (v) Interested Party Transactions.  To the best knowledge of the
              -----------------------------
Company, no officer or director of the Company or any of its subsidiaries or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such Person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it or any of its properties and assets may be bound or affected.

          (w) Series D Convertible Preferred Stock Purchase Agreement.  The
              -------------------------------------------------------
Series D Convertible Preferred Stock Purchase Agreement (the "Series D
                                                              --------
Agreement") being entered into by the Company with a third party contemporaneously with this Agreement and the related Certificate of Designation of Series D Convertible Preferred Stock for the Series D Convertible Preferred Stock to be issued pursuant to the Series D Agreement do not differ in any material respect from this Agreement and the Certificate of Designation attached hereto as Exhibit A, respectively. The Purchased Shares issued pursuant to the
          ---------
terms of this Agreement will initially be convertible into a number of shares of Common Stock equal to 4.9% of the Common Stock, on a fully diluted basis, immediately after giving effect to the transactions contemplated hereby and by the Series D Agreement.


4.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR.  The
     ------------------------------------------------------------------
Investor hereby represents and warrants to the Company, as of the date hereof, and agrees that:

          (a) Organization, Good Standing and Qualification.  The Investor is a
              ---------------------------------------------
limited partnership duly organized and validly existing under the laws of the State of Texas and has all requisite power and authority required to (i) carry on its business as presently conducted and (ii) enter into this Agreement and consummate the transactions contemplated hereby.

          (b) Due Authorization.  This Agreement has been duly authorized by all
              -----------------
necessary partnership action on the part of the Investor. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

          (c) Governmental Consents.  No consent, approval, order or
              ---------------------
authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement. All such consents, approvals, orders, authorizations and qualifications and all such designations, declarations and filings will be made within the time prescribed by law.

          (d) Non-Contravention.  The execution, delivery and performance of
              -----------------
this Agreement by the Investor, and the consummation by the Investor of the transactions contem-plated hereby, do not: (i) contravene or conflict with the Investor's limited partnership agreement, as amended; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss or lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Investor.

          (e) Litigation.  There is no Action pending against the Investor or,
              ----------
to the Investor's best knowledge, threatened against the Investor, that seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

          (f) Purchase for Own Account.  The Purchased Shares are being acquired
              ------------------------
for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares.

          (g) Investment Experience.  The Investor understands that the purchase
              ---------------------
of the Purchased Shares involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and protecting its own interests in connection with this investment.

          (h) Accredited Investor Status.  The Investor is an "accredited
              --------------------------
investor" within the meaning of Regulation D promulgated under the Securities
Act.

          (i) Restricted Securities.  The Investor understands that (i) the
              ---------------------
Purchased Shares are, and the Conversion Shares upon issuance will be, characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (j) Legends.  The Investor agrees that the certificates for the
              -------
Purchased Shares and, upon issuance thereof, the Conversion Shares will bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933, as amended, and applicable state laws and rules or unless such transfer may be effected without violation of the Securities Act of 1933, as amended, and other applicable state laws and rules."

In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The legend set forth above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or the Conversion Shares.

5.   COVENANTS.
     ---------

          (a) Use of Proceeds.  The Company will use the proceeds from its
              ---------------
issuance and sale to the Investor of the Purchased Shares for general corporate purposes.

          (b) Information Rights.  For so long as the Investor holds any of the
              ------------------
Purchased Shares or the Conversion Shares, the Company shall:

               (i) Until consummation of its initial public offering of Common Stock and when the Company is otherwise not required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deliver to the
Investor: (A) audited annual financial statements within 90 days after the end of each fiscal year; (B) unaudited quarterly financial statements prepared in accordance with GAAP within 45 days after the end of each fiscal quarter; and
(C) unaudited monthly financial statements within 30 days after the end of each month.

               (ii) After consummation of its initial public offering of Common Stock and until the Company is no longer required to file reports under the Exchange Act, deliver to the Investor promptly following the filing of such report with the SEC a copy of: (A) the Company's Annual Report on Form 10-K for each fiscal year; (B) the Company's Quarterly Report on Form 10-Q for each fiscal quarter (other than the fourth fiscal quarter of each fiscal year); and
(C) copies of each other document filed with the SEC on a non-confidential basis. The provisions of this Section 5(b)(ii) shall not apply if the Investor (or any subsequent holder of the Purchased Shares or Conversion Shares) holds a number of Purchased Shares (or Conversion Shares issued on conversion thereof) that constitutes 50% or less of the aggregate Purchased Shares originally issued pursuant to this Agreement.

          (c)  Registration Rights.
               -------------------

               (i)  Definitions.  For purposes of this Agreement:
                    -----------

                    (A) Registration.  The terms "register," "registered" and
                        ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
-------------
registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness by the SEC of such registration statement.

                    (B) Registrable Securities. The term "Registrable
                        ----------------------            -----------
Securities" means (1) all issued or issuable Conversion Shares and (2) any
----------
shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the issued or issuable Conversion Shares, excluding any securities sold by any individual, corporation, partnership, trust or other entity or organization, including a governmental authority or any political subdivision thereof (each, a "Person") in a transaction in which rights under this Section 5(c) are not
   ------
assigned in accordance with this Agreement and any securities sold to the public, whether pursuant to Rule 144 promulgated under the Securities Act, in a registered offering or otherwise.

                    (C) Registrable Securities Then Outstanding.  The number
                        ---------------------------------------
"Registrable Securities then outstanding" shall mean the number of shares of Common Stock that are Registrable Securities and are then issued and outstanding.

                    (D) Holder.  The term "Holder" means (1) any Person owning
                        ------             ------
of record Registrable Securities or (2) any permitted assignee of record of such Registrable Securities to whom rights under this Section 5(c) have been duly assigned in accordance with this Agreement.

                    (E) Qualified IPO. The term "Qualified IPO" means an
                        -------------            -------------
underwritten of Common Stock in which the per share price to the public is at least $12.95 and the aggregate gross proceeds to the Company are at least $20,000,000.

                    (F) Forms S-3, S-4 and S-8. The terms "Form S-3," "Form S-4"
                        ----------------------             --------    --------
and "Form S-8" mean, respectively, such forms under the Securities Act each as
     --------
are in effect on the date hereof, or such successor registration forms under the Securities Act subsequently adopted by the SEC requiring similar disclosure and permitting similar incorporation by reference to other documents filed by the Company with the SEC.

               (ii)  Demand Registration.
                     -------------------

                     (A) Request by Holders. If the Company, at any time after
                         ------------------
the six-month anniversary of the date the Company's first Qualified IPO was consummated (or if the Company's initial public offering is not a Qualified IPO and prior to the consummation thereof all of the Preferred Shares were converted into Conversion Shares, at any time after the six-month anniversary of the date such initial public offering was consummated), receives a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 5(c)(ii), then the Company shall (1) within 10 business days after the receipt of such written request, give written notice of such request (a "Request Notice") to all Holders
                                                 --------------
and (2) use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be included in such registration by written notice given by such Holders to the Company within 20 days after receipt of the Request Notice; provided,
                                                                --------
however, that the Company shall not be obligated to effect any such registration
-------
if: (x) the Company has, within the 12-month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 5(c)(ii) or Section 5(c)(iv); (y) the Company has, within the 6-month period preceding the date of such request, already effected a registration under the Securities Act in which the Holders had an opportunity to participate pursuant to Section 5(c)(iii), other than on a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 5(c)(iii)(B); or (z) the initial public offering price to the public for shares to be sold in such registration would be less than $7,500,000 in the aggregate.

                     (B) Underwriting. If the Holders initiating a registration
                         ------------
request under this Section 5(c)(ii) (the "Initiating Holders") intend to
                                          ------------------
distribute the Registrable Securities covered by their request through underwriters, then they shall so advise the Company as a part of their request, and the Company shall include such information in the applicable

Request Notice. In such event, the right of any Holder to include all or part of such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting, and the inclusion in the underwriting of such Holder's Registrable Securities requested for inclusion in such registration (unless otherwise mutually agreed by Holders of a majority of Registrable Securities held by the Initiating Holders and such Holder determined based on the number of Registrable Securities held by such Holders and being registered). All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a lock-up agreement of up to 180 days if required by such underwriters, provided, all officers and directors of
                                       --------
the Company then holding Common Stock and all persons holding more than one percent of the outstanding Common Stock enter into agreements with the same restrictions); provided, however, that it shall not be considered customary to
               --------  -------
require any of the Holders to provide representations and warranties regarding the Company or, except as provided for in Section 5(c)(vii)(B), indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Section 5(c)(ii), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwrit ten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s), and the reduction shall be allocated among the Holders of Registrable Securities requested for inclusion in such registration on a pro rata basis according to the number of Registrable Securities requested for inclusion in such registration and owned of record by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares
                                    --------  -------
of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                     (C) Number of Demand Registrations. The Company shall be
                         ------------------------------
obligated to effect only two registrations pursuant to this Section 5(c)(ii).

                     (D) Deferral. Notwithstanding the foregoing, if the Company
                         --------
shall furnish to Initiating Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the
                                                  --------  -------
Company shall not
be entitled to exercise its right of deferral more than once within any 12-month period following the date of such a request.

                    (E)  Expenses. The Company shall pay all expenses incurred
                         --------
in connection with any registration effected pursuant to this Section 5(c)(ii), including all SEC and Blue Sky registration, filing and qualification fees, printer and accounting fees and fees and disbursements of the Company's and the Holders' respective counsel, but excluding underwriters' and brokers' discounts, commissions, allowances, reallowances and other similar amounts payable or allowable to underwriters or brokers relating to shares sold by the Holders. Each Holder participating in a registration effected pursuant to this Section 5(c)(ii) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions, allowances, reallowances or other amounts payable or allowable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay the expenses incurred in connection with any registration begun pursuant to this
Section 5(c)(ii) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one of their two demand registrations pursuant to this Section (5)(c)(ii) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one of their two such demand registrations under this
Section 5(c)(ii)).

               (iii)  Piggyback Registrations.
                      -----------------------

                      (A) The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act (other than a registration on Form S-8 or Form S-4) for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or any merger or other corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within 20 days after receipt of the above-described notice from the Company so notify the Company in writing and, in such notice, shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    (B) Underwriting. If a registration statement under which
                        ------------
the Company gives notice under this Section 5(c)(iii) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder to include all or part of such Holder's Registrable Securities included in such a registra tion statement shall be conditioned upon such Holder's participation in such underwriting and the inclusion in the underwriting of such Holder's Registrable Securities requested for inclusion in such registration to the extent provided in this
Section 5(c)(iii). All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a lock-up agreement of up to 180 days if required by such underwriters, provided, all officers and directors of the Company then
                      --------
holding Common Stock and all persons holding more than one percent of the outstanding Common Stock enter into agreements with the same restrictions); provided, however, that it shall not be considered customary to require any of
--------  -------
the Holders to provide representations and warranties regarding the Company or, except as provided for in Section 5(c)(viii)(B), indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the Company and the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company and the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registra tion and the underwriting shall be allocated, first to the Company or the selling
                                 -----
stockholders for which the registration was initiated, and second to each of the
                                                           ------
Holders and each of the other holders of piggyback registration rights on a parity with the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities requested for inclusion in such registration by each such Holder or other holder.

                     (C) Expenses. The Company shall pay all expenses incurred
                         --------
in connection with any registration referred to in this Section 5(c)(iii), including all SEC and Blue Sky registration, filing and qualification fees, printer and accounting fees and fees and disburse ments of the Company's and the Holders' respective counsel, but excluding underwriters' and brokers' discounts, commissions, allowances, reallowances and other similar amounts payable or allowable to underwriters or brokers relating to shares sold by the Holders. Each Holder participating in a registration effected pursuant to this Section 5(c)(iii) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions, allowances, reallowances or other amounts payable or allowable to underwriters or brokers in connection with such offering by the Holders.

                     (D) Not Demand Registration. Registration pursuant to this
                         -----------------------
Section 5(c)(iii) shall not be deemed to be a demand registration as described in Section 5(c)(ii). Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 5(c)(iii).

               (iv)  Shelf Registration. If the Company shall, at any time after
                     ------------------
the earlier of (x) the one-year anniversary of the date the Company's first Qualified IPO was consummated (or if the Company's initial public offering is not a Qualified IPO and prior to the consummation thereof all of the Preferred Shares were converted into Conversion Shares, at any time after the one-year anniversary of the date such initial public offering was consummated), and (y) such time as the registration of the Registrable Securities under the Securities Act can be effected by the Company on Form S-3, receive a written request from Holders of at least 50% of all Registrable Securities then outstanding that the Company effect a registration on Form S-3 for a public offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act with respect to all or a part of the Registrable Securities owned by such Holders, then the Company will:

                     (A) Notice. Promptly give written notice of such request to
                         ------
all other Holders of Registrable Securities; and

                     (B) Registration. As soon as practicable, effect the
                         ------------
registration of all or such portion of the Registrable Securities specified in such initial request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written notice given within 20 days after the Company provides the notice contemplated by Section 5(c)(iv)(A); provided, however, that the
                                                --------  -------
Company shall not be obligated to effect any such registration pursuant to this
Section 5(c)(iv):


                         (1) if Form S-3 is not available for such offering by
the Holders;

                         (2) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

                         (3) if the Company shall furnish to the Holders a
certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the initiating Holders under this Section 5(c)(iv); provided, however, that the Company shall
                                     --------  -------
not be entitled to exercise its right of deferral more than once within any 12-month period following the date of such a request;

                         (4) if the Company has, within the 12-month period
preceding the date of such request, already effected a registration under the Securities Act, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 5(c)(iii)(B); or

                         (5) in any particular jurisdiction in which the Company
would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (C) Number of Shelf Registrations. The Company shall be
                        -----------------------------
obligated to effect only two registrations pursuant to this Section 5(c)(iv).

                    (D) Discontinuance of Disposition. The Holders agree that
                        -----------------------------
upon receipt of any notice from the Company that, in the good faith judgment of the Board of Directors of the Company, any Holder's disposition of Registrable Securities pursuant to any shelf registration would require the Company to make public disclosure of information which the Company has a bona fide business purpose for preserving as confidential, the Holders shall forthwith discontinue such disposition of Registrable Securities pursuant to such shelf registra tion until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or (y) 180 days after the Company makes such good faith determination. If there is such a discontinuance of the disposition of Registrable Securities pursuant to this Section 5(c)(iv)(D), the 90-day period set forth in Section 5(c)(v)(A) shall be extended for a number of days equal to the number of days for which such disposition was suspended.

                    (E) Expenses. The Company shall pay all expenses incurred in
                        --------
connection with any registration referred to in this Section 5(c)(iv), including all SEC and Blue Sky registration, filing and qualification fees, printer and accounting fees and fees and disburse ments of the Company's and the Holders' respective counsel, but excluding underwriters' and brokers' discounts, commissions, allowances, reallowances and other similar amounts payable or allowable to underwriters or brokers relating to shares sold by the Holders. Each Holder participating in a registration effected pursuant to this Section 5(c)(iv) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions, allowances, reallowances or other amounts payable or allowable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay the expenses incurred in connection with any registration begun pursuant to this
Section 5(c)(iv) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one of their two shelf registrations pursuant to this Section (5)(c)(iv) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one of their two such shelf registrations under this
Section 5(c)(iv)).

                         (F) Not Demand Registration. Shelf registrations
                             -----------------------
pursuant to this Section 5(c)(iv) shall not be deemed to be demand registrations as described in Section 5(c)(ii).

               (v) General Registration Obligations of the Company.  Whenever
                   -----------------------------------------------
required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                         (A) Registration Statement. Prepare and file with the
                             ----------------------
SEC a statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as promptly as possible after the filing date; provided, however, that except as otherwise
                                --------  -------
required by this Section 5(c), the Company shall not be required to keep any such registration statement effective for more than 120 days (or such shorter period of time as is required to complete the distribution of the registered offering).

                         (B) Amendments and Supplements. Prepare and file with
                             --------------------------
the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                         (C) Prospectuses. Furnish to the Holders such number of
                             ------------
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                    (D)  Blue Sky.  Use its best efforts to register and qualify
                         --------
the securities included in such registration under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (E)  Underwriting.  In the event of any underwritten public
                         ------------
offering, enter into an underwriting agreement in usual and customary form with the managing underwriter(s) of such offering and perform its obligations thereunder.

                    (F)  Agreement to Indemnify.  The Company shall execute and
                         ----------------------
deliver to the selling Holders, against execution of the same by such selling Holders, an agreement (which may, but need not, be an underwriting agreement) providing for indemnification and contribution as described in Section 5(c)(vii).

                    (G)  Notification.  Notify each Holder of Registrable
                         ------------
Securities included in such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (H)  Opinion and Comfort Letter.  Furnish to the Holders, at
                         --------------------------
the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by issuer's counsel to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities included in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) if permitted by applicable accounting rules, a "comfort" letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of Registrable Securities included in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (vi)  Furnish Information.  It shall be a condition precedent to
                     -------------------
the obligations of the Company to take any action pursuant to Section 5(c)(ii),
(iii) or (iv) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall reasonably be required to timely effect the registration of their Registrable Securities.

               (vii) Indemnification.  In the event any Registrable Securities
                     ---------------
are included in a registration effected under Section 5(c)(ii), (iii) or (iv):

                     (A) By the Company.  To the extent permitted by law, the
                         --------------
Company shall agree to indemnify and hold harmless each Holder, the partners, officers, stockholders, employees, representatives and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or Actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations, subject to customary exceptions and qualifications (each, a "Violation"):
                                                             ---------

                         (1)  any untrue statement or alleged untrue statement
of a material fact contained in the registration statement pursuant to which such registration was effected; or

                         (2)  the omission or alleged omission to state in the
registration statement pursuant to which such registration was effected a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                     (B) By Selling Holders.  To the extent permitted by law,
                         ------------------
each selling Holder shall agree to indemnify and hold harmless the Company, its officers, employees, representatives and directors, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, officers, stockholders, employees, representatives and directors and any Person who controls such underwriter or Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or Actions in respect thereto) arise out of or are based upon any Violation, subject to customary exceptions and qualifications, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration.

                      (C)  Contribution. In order to provide for just and
                           ------------
equitable contribution to joint liability under the Securities Act in any case in which (1) an indemnified party makes a claim for indemnification but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the parties shall have agreed to provide for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which the parties shall have agreed to provide indemnification hereunder; then, and in each such case, the Company and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others).

               (viii) Termination of the Company's Obligations.  The Company
                      ----------------------------------------
shall have no further obligations pursuant to this Section 5(c) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 5(c)(ii), (iii) or (iv) after the fifth anniversary of the effective date of the Company's initial public offering or if, in the written opinion of counsel to the Company reasonably acceptable to counsel for that Holder, all such Registrable Securities proposed to be sold by that Holder may then be sold under Rule 144 promulgated under the Securities Act in any three-month period without exceeding the volume limitations thereunder.

          (d)  Standstill.
               ----------

               (i)    Standstill Agreement.  The Investor agrees that, for a
                      --------------------
period of two years from the Closing Date neither it nor any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) will, directly or indirectly, either alone or in concert with one or more other Persons, without the prior written consent of the Board, acquire or agree or offer to acquire, or solicit or seek to effect or negotiate with respect to the acquisition of, or make any statement or inquiry regarding any actual or potential acquisition of (other than a statement that discloses the existence and terms of this Section 5(d)), any additional securities of the Company or its subsidiaries, or any rights to purchase such securities, if the effect of such acquisition would be to cause the Investor and its affiliates to beneficially own, collectively, securities of the Company representing more than 9.9% of the voting power of the Company; provided, however, that this Section 5(d)(i) shall not restrict the Investor or
--------  -------
its affiliates from acquiring, in the aggregate, up to 0.5% of the outstanding shares of Common Stock of the Company on a fully diluted basis as provided pursuant to Section 5(e).

               (ii)  Termination.  The provision set forth in Section 5(d)(i)
                     -----------
shall automatically terminate in the event that any Person (other than the Investor or any of its affiliates) publicly announces an unsolicited proposal for a "Change of Control" of the Company. For the purposes of this Section 5(d),
       -----------------
"Change of Control" shall mean any transaction as a result of which any Person,
 -----------------
or any two or more Persons acting as a group and all affiliates of such Person or Persons (a "Group"), who prior to such time owned less than 50% of the then
               -----
outstanding capital stock of the Company shall acquire such additional shares of the Company's capital stock in one or more transactions or series of transactions, and after such transaction or transactions, such Person or Group beneficially owns 50% or more of the Company's outstanding capital stock.

          (e)  Right to Participate.  In connection with the Company's first
               --------------------
Qualified IPO (or if the Company's initial public offering is not a Qualified IPO and prior to the consummation thereof all of the Preferred Shares were converted into Conversion Shares, in connection with such initial public offering) (such Qualified IPO or initial public offering, as applicable, an "Offering") the Company shall use all commercially reasonable efforts to require
 --------
that its underwriters make an offering of the shares of Common Stock to be sold in such Offering to the Investor in accordance with the following provisions:

               (i) The Company would deliver (or cause to be delivered) a copy of the preliminary prospectus for such Offering to the Investor simultaneously with the distribution of same to the public at large by the underwriters;

               (ii) If the Investor were interested in participating in such Offering, the Investor would be permitted to purchase, at the gross price per share negotiated by the Company with the underwriters as reflected in the final prospectus, up to an aggregate of 0.5% of the outstanding shares of Common Stock of the Company on a fully diluted basis, by written notice received by the Company not later than five business days prior to the "pricing" of such Offering; and

               (iii) Notwithstanding the foregoing, the underwriters of such Offering would be entitled to reduce the number of shares of Common Stock to be offered to the Investor in accordance with this Section 5(e) to the extent deemed necessary in the underwriters' reasonable judgment (A) to ensure the success of such Offering for reasons set forth in a written notice to the Investor no less than one week prior to the anticipated effective date of the registration statement covering such Offering or (B) to comply with applicable rules and regulations for reasons set forth in written notice to the Investor no less than one day prior to the anticipated effective date of the registration statement covering such Offering.

          (f)  Filing of Reports.  The Company will, from and after such time,
               -----------------
and for so long, as it has securities registered pursuant to Section 12 of the Exchange Act or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the SEC in a manner consistent with making available to the Holders of Registrable Securities Rule 144 or Rule 144A under the Securities Act (or any successor provision thereto). The Company agrees that, promptly after receiving a request from Holder of Registrable Securities, the Company shall provide to such Holder
(i) a copy of the most recent annual or quarterly report of the Company as filed with the SEC and (ii) such other publicly filed reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.

6.   INDEMNIFICATION.
     ---------------

          (a)  Agreement to Indemnify.
               ----------------------

               (i)   Company Indemnity.  The Investor, its Affiliates and
                     -----------------
Associates (each as defined below), and each officer, director, stockholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees"), shall each be indemnified by the Company and held
 --------------------
harmless to the extent set forth in this Section 6 with respect to any and all Damages (as defined below) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement (including any exhibits, schedules or disclosure letters hereto). This
Section 6 does not provide for indemnification for claims arising from the registration of Conversion Shares under federal and state securities laws.

               (ii)  Investor Indemnity.  The Company, its respective Affiliates
                     ------------------
and Associates, and each officer, director, stockholder, employer, representative and agent of any of the foregoing (collectively, the "Company
                                                                     -------
Indemnitees"), shall each be indemnified and held harmless to the extent set
-----------
forth in this Section 6 by the Investor in respect of any and all Damages incurred by any Company Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Investor in this Agreement. This Section 6 does not provide for indemnification for claims arising from the registration of Conversion Shares under federal and state securities laws.

               (iii) Equitable Relief.  Nothing set forth in this Section 6
                     ----------------
shall be deemed to prohibit or limit the right of any Investor Indemnitee or Company Indemnitee (an "Indemnitee") at any time before, on or after the
                        ----------
Closing, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

          (b)  Survival.  All representations and warranties of the Investor and
               --------
the Company contained herein and all claims of any Indemnitee in respect of any inaccuracy or misrepresentation or breach, shall survive the Closing until the first anniversary of the Closing Date, regardless of whether the applicable statute of limitations, including extensions thereof, may expire; provided,
                                                                  --------
however, notwithstanding the foregoing, the representations and warranties of
-------
the Company contained in Section 3(d) shall survive the Closing until such time as the applicable statute of limitations expires. All covenants and agreements of the Investor and the Company contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall terminate or expire by its terms). All claims of any Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of one year following the non-breaching party's obtaining actual knowledge of such breach; provided that the covenant or agreement has not terminated or expired by its terms prior to the date the claim is made.

          (c)  Claims for Indemnification.  If any Indemnitee shall believe that
               --------------------------
such Indemnitee is entitled to indemnification pursuant to this Section 6 in respect of any Damages, such Indemnitee shall give the appropriate "Indemnifying
                                                                    ------------
Party" (which, for purposes hereof, in the case of an Investor Indemnitee, means
-----
the Company and, in the case of a Company Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the 20-business-day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have 20 business days following its receipt of such notice either (i) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (ii) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such 20-business-day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by senior management of the Company and Investor, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within 30 days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one-day mediation, either party may begin litigation proceedings. Nothing in this Section 6(c) shall be deemed to require arbitration.

          (d)  Defense of Claims.  In connection with any claim that may give
               -----------------
rise to indemnity under this Section 6 resulting from or arising out of any claim or Proceeding (as defined below) against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties) and provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party shall be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set
                                          --------  -------
forth herein shall be deemed to require the Indemnifying Party to waive any cross-claims or counterclaims for Damages the Indemnifying Party may have against the Indemnitee. The Indemnitee shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnitee shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnitee in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnitee is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 6(d). If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 6(d), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding; provided,
                                                                  --------
however, that the Indemnifying Party shall pay or cause to be paid all amounts
-------
arising out of such settlement or judgment concurrently with the effectiveness thereof; provided further, that the Indemnifying Party shall not be authorized
         -------- -------
to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business without the prior written consent of the Indemnitee; and provided further, that a condition
                                             -------- -------
to any such settlement shall be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such Action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 6(d). If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 6(d), such

Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

          (e)  Certain Definitions. As used in this Section 6, or any other
               -------------------
Section where such definition is expressly referenced:  (i) "Affiliate" means,
                                                             ---------
with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person;
(ii) "Associate" means, when used to indicate a relationship with any Person,
      ---------
(A) any other Person of which such first Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other Person, (B) any trust or other estate in which such first Person has a 10% or more beneficial interest or as to which such first Person serves as trustee or in a similar fiduciary capacity, and (C) if such first Person is an individual, any relative or spouse of such first Person who has the same home as such first Person or who is a director or officer of such first Person; (iii) "Damages" means all demands, claims, actions
                                     -------
or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party); and
(iv) "Proceeding" means any action, suit, hearing, arbitration, audit,
      ----------
proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other Person.

7.   ASSIGNMENT AND DELEGATION.  Notwithstanding anything herein to the
     -------------------------
contrary:

          (a)  Information Rights.  The information rights of the Investor under
               ------------------
Section 5(b) are transferable to (i) any Holder who acquires a number of Purchased Shares or Conversion Shares equal to at least 50% of the sum of (A) the number of Conversion Shares actually issued upon the conversion of Purchased Shares originally issued pursuant to this Agreement and (B) the number of Conversion Shares issuable upon the conversion of Purchased Shares originally issued pursuant to this Agreement or (ii) Dell Computer Corporation ("Dell") or any entity wholly-owned by Dell for so long as the same are Affiliates (as such term is defined in Section 6(e)(i)) of the Investor; provided, however, that no
                                                     --------  -------
Person may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the

Company as to which the rights in question are being assigned; provided further,
                                                               -------- -------
that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

          (b)  Registration Rights.  The registration rights of the Investor
               -------------------
under Section 5(c) may be assigned to (i) any Holder who acquires a number of Purchased Shares or Conversion Shares equal to at least 50% of the sum of (A) the number of Conversion Shares actually issued upon the conversion of Purchased Shares originally issued pursuant to this Agreement and (B) the number of Conversion Shares issuable upon the conversion of Purchased Shares originally issued pursuant to this Agreement or (ii) Dell or any entity wholly-owned by Dell for so long as the same are Affiliates (as such term is defined in Section
(6)(e)(i)) of the Investor; provided, however, that no Person may be assigned
                            --------  -------
any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee
                                       -------- -------
shall receive such assigned rights subject to all the terms and conditions of this Agreement.

8.   TRANSFERABILITY OF PURCHASED SHARES.  Except as prohibited by law, the
     -----------------------------------
Investor may sell or otherwise transfer any Purchased Shares and Conversion Shares to any other Person.

9.   MISCELLANEOUS.
     -------------

          (a)  Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective assigns of the parties, provided such assignment was made in accordance with
Section 7 and upon the respective successors of the parties.

          (b)  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

          (c)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d)  Headings.  The headings and captions used in this Agreement are
               --------
used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          (e)  Notices. Any notice required or permitted under this Agreement
               -------
shall be given in writing, shall be effective when received and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one business day after deposit with a nationally recognized courier service, such as FedEx, for next business day delivery under circumstances in which such service guarantees next business day delivery, or one business day after facsimile transmission, with a copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least 10 days' advance written notice pursuant to this Section 9(e).

          (f)  Amendments and Waivers. This Agreement may be amended and the
               ----------------------
observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the aggregate number of Purchased Shares and Conversion Shares then outstanding (excluding any of such shares that have been sold in a transaction in which rights under
Section 5(c) are not assigned in accordance with this Agreement or sold to the public), computed on an as-converted basis. Any amendment or waiver effected in accordance with this Section 9(f) shall be binding upon the Investor, the Company and their respective successors and assigns.

          (g)  Severability. If any provision of this Agreement is held to be
               ------------
unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          (h)  Entire Agreement.  This Agreement, together with all exhibits and
               ----------------
schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

          (i)  Further Assurances.  From and after the date of this Agreement,
               ------------------
upon the request of the Company or the Investor, the Investor or the Company, respectively, shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm, carry out and effectuate fully the intents and purposes of this Agreement.

          (j)  Construction.  Whenever in this Agreement the word "include" or
               ------------
"including" is used, such term shall be deemed to mean "include, without limitation," or "including, without limitation," or "including, but not limited to," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list. The words "hereof," "herein," '"hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" is inclusive, unless the context otherwise requires. Article, Section, subsection, paragraph, exhibit and schedule references are to this Agreement unless otherwise specified.

          (k)  Fees, Costs and Expenses. Except as provided in Section 5(c), all
               ------------------------
fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities) shall be the sole and exclusive responsibility of such party.

          (l)  Competition.  Nothing set forth herein shall be deemed to
               -----------
preclude, limit or restrict the Company's or the Investor's ability to compete with the other.

          (m)  Adjustments for Stock Splits, Etc.  Wherever in this Agreement
               ---------------------------------
there is a reference to a specific number of shares of capital stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such shares of capital stock, the specific number of shares so referenced in this Agreement automatically shall be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          (n)  Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to the Company or to the Investor upon any breach or default of any party hereto under this Agreement shall impair any such right, power or remedy of the Company or the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investor of any breach or default under this Agreement or any waiver on the part of the Company or the Investor of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Investor shall be cumulative and not alternative.

          (o)  Dispute Resolution.  The parties agree to negotiate in good faith
               ------------------
to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within 30 days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the dispute cannot be resolved by such senior officer in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one-day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

          (p)  Index of Defined Terms.  The following terms shall have the
               ----------------------
respective meanings given to them in the sections indicated below:

Defined Term                                           Section
------------                                           -------
"Action "............................................  3(g)
"Affiliate"..........................................  6(e)(i)
"Aggregate Purchase Price"...........................  1(d)
"Agreement"..........................................  Preamble
"Associate"..........................................  6(e)(ii)
"Balance Sheet Date".................................  3(i)
"Board"..............................................  1(a)
"Certificate"........................................  3(f)(i)
"Certificate of Designation".........................  1(a)
"Change of Control"..................................  5(d)(ii)
"Closing"............................................  2
"Closing Date".......................................  2
"Code"...............................................  3(o)(ii)
"Common Stock".......................................  1(a)
"Company"............................................  Preamble
"Company Indemnitees"................................  6(a)(ii)
"Conversion Shares"..................................  3(d)(i)
"Damages"............................................  6(e)(iii)
"Disclosure Letter"..................................  3
"Dell"...............................................  7(a)(ii)
"ERISA"..............................................  3(q)

Defined Term                                           Section
------------                                           -------
"Exchange Act".......................................  5(b)(i)
"Financial Statements"...............................  3(i)
"Form S-3"...........................................  5(c)(i)(F)
"Form S-4"...........................................  5(c)(i)(F)
"Form S-8"...........................................  5(c)(i)(F)
"GAAP"...............................................  3(i)(iii)
"Group"..............................................  5(d)(ii)
"Holder".............................................  5(c)(i)(D)
"Indemnifying Party".................................  6(c)
"Indemnitee".........................................  6(a)(iii)
"Initiating Holders".................................  5(c)(ii)(B)
"Intellectual Property"..............................  3(l)(i)
"Investor"...........................................  Preamble
"Investor Indemnitees"...............................  6(a)(i)
"Material Adverse Effect"............................  3(a)(ii)
"Offering"...........................................  5(e)
"Per Share Purchase Price"...........................  1(c)
"Person".............................................  5(c)(i)(B)
"Proceeding".........................................  6(e)(iv)
"Purchased Shares"...................................  1(b)
"Qualified IPO"......................................  5(c)(i)(E)
"Register"...........................................  5(c)(i)(A)
"Registered".........................................  5(c)(i)(A)
"Registrable Securities".............................  5(c)(i)(B)
"Registrable Securities Then Outstanding"............  5(c)(i)(C)
"Registration".......................................  5(c)(i)(A)
"Request Notice".....................................  5(c)(ii)(A)
"SEC"................................................  3(m)
"Securities Act".....................................  3(d)(ii)
"Series D Agreement".................................  3(w)(i)
"Series A Convertible Preferred Stock"...............  3(b)(ii)(A)
"Series B Convertible Preferred Stock"...............  3(b)(ii)(B)

Defined Term                                           Section
------------                                           -------
"Series C Convertible Preferred Stock"...............  Recitals
"Series D Convertible Preferred Stock"...............  3(b)(ii)(D)
"Strategic Alliance Agreement".......................  Recitals
"Violation"..........................................  5(c)(vii)(A)
"Year 2000 Compliant "...............................  3(u)(i)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NAVISITE, INC.                             DELL USA L.P.

                                           By: Dell Gen. P. Corp., a Delaware
                                                corporation


By: /s/ Joel B. Rosen                      By: /s/ Alex C. Smith
   ---------------------------------          ----------------------------------
Name:   Joel B. Rosen                      Name:   Alex C. Smith
Title:  CEO                                Title:  VP, Business Development
Date Signed: June 3, 1999                  Date Signed: June 2, 1999

Address:                                   Address:

100 Brickstone Square, 5/th/ Floor         One Dell Way
Andover, Massachusetts 02810               Round Rock, Texas 78682

Telephone No: (978) 684-3500               Telephone No: (512) 338-4400
Facsimile No: (978) 684-3596               Facsimile No: (512) 283-1111

with copy to:                              with copy to:

David T. Brewster, Esquire                 William R. Volk, Esquire
Skadden, Arps, Slate, Meagher              Vinson & Elkins L.L.P.
  & Flom LLP                               One American Center, Suite 2700
One Beacon Street, 31/st/ Floor            600 Congress Avenue
Boston, Massachusetts 02108                Austin, Texas 78701

Telephone No: (617) 573-4800               Telephone No: (512) 495-8400
Facsimile No: (617) 573-4822               Facsimile No: (512) 236-3450

                                                                       EXHIBIT A
                                                                       ---------
                                    FORM OF
                                NAVISITE, INC.
                     CORRECTED CERTIFICATE OF DESIGNATION
                                      OF
                     SERIES C CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 103(f) of the Corporation Law of
                             the State of Delaware
                             ---------------------

     The undersigned, for the purpose of correcting the Certificate of Designation of Series C Convertible Preferred Stock of NaviSite, Inc. (the "Corporation") filed with the Secretary of State of the State of Delaware on May 28, 1999 ("Certificate of Designation"), hereby certifies as follows:

     1. The Certificate of Designation was an inaccurate record of the corporate action contemplated by Corporation.

     2. The inaccuracies to be corrected in the Certificate of Designation relate to (a) the number of shares constituting the Series C Convertible Preferred Stock as set forth in Section 1 of the Certificate of Designation and
(b) the per share price to the public required for automatic conversion in connection with a Qualified IPO as set forth in Section 5(b) of the Certificate of Designation.

     3. The Certificate of Designation as filed on May 28, 1999, is hereby replaced in its entirety as set forth in its corrected form below:


          NAVISITE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and it hereby is, created and classified, and that the designation and number of shares thereof, the voting powers, preferences and relative, participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereof, are as follows:

1. Designation And Number Of Shares. The Corporation shall have a series of Preferred Stock, par value $0.01 per share, designated as "Series C Convertible Preferred Stock" (the "Series C Convertible Preferred") with a stated value of $7.40 per share, as the same may be equitably adjusted whenever there shall occur a stock dividend, stock split, combination, reclassification or other similar event affecting the Series C Convertible Preferred after the date hereof (the "Stated Value"). The number of shares constituting the Series C Convertible Preferred shall be 1,095,472. Any and all series of Preferred Stock to which the Series C Convertible Preferred ranks on parity as to (i) dividends, (ii) liquidation, dissolution or winding up, (iii) voting rights or (iv) redemption, as applicable, shall be referred to herein as "Parity Stock." The Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Convertible Preferred") and the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Convertible Preferred") are Parity Stock as to (i) dividends and (ii) liquidation, dissolution or winding up.

2.   Dividends.

          (a) The holders of the Series C Convertible Preferred shall be entitled to receive on each outstanding share of Series C Convertible Preferred, out of the funds legally available therefor, dividends computed at the rate of seven percent of the Stated Value per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) from the date of issuance of the Series C Convertible Preferred, payable when, as and if declared by the Board of Directors. Such dividends shall be payable in preference and priority to the payment of any dividend on the Common Stock and on parity with the payment of any dividend to any Parity Stock. The right to such dividends on the Series C Convertible Preferred shall not be cumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series C Convertible Preferred in any or every prior year.

          (b) No distributions shall be declared or paid on any share of Common Stock during any fiscal year of the Corporation until dividends at a rate equal to seven percent of the Stated Value per share of the Series C Convertible Preferred shall have been paid or declared and set apart for payment during that fiscal year in which such shares were outstanding.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

3.   Liquidation, Dissolution Or Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and provided that the amount available for distribution to holders of the Series C Convertible Preferred pursuant to this Section 3 is less than the Stated Value per share plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred), the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Convertible Preferred on a pari passu basis with the holders of any Parity Stock.

          (b) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and provided that the amount available for distribution to holders of the Series C Convertible Preferred pursuant to this Section 3 is at least the Stated Value per share plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred) the holder of each share of Series C Convertible Preferred shall be entitled to be paid first (pari passu with the shares of any Parity Stock) out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock (other than Parity Stock), an amount equal to the Stated Value per share of Series C Convertible Preferred plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred). After the payment of the preferential amount required to be paid to the holders of the Series C Convertible Preferred and any Parity Stock upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) At the election of each holder of Series C Convertible Preferred, a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the

Corporation may be treated either (i) as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 or
(ii) pursuant to Section 6(h) hereof; provided, however, that each holder of
                                      --------  -------
Series C Convertible Preferred shall have the right to convert such shares of Series C Convertible Preferred into Common Stock pursuant to Section 5(a) in lieu of receiving payment pursuant to this Section 3(c) or Section 6(h). Each holder of Series C Convertible Preferred shall notify the Corporation in writing at its principal offices of its election to obtain the benefits of either this
Section 3(c) or Section 6(h) not later than the date specified in writing to each holder by the Corporation (which date shall be at least five days prior to the effective date of such consolidation, merger or sale). The Corporation shall provide each holder of Series C Convertible Preferred with written notice of any such consolidation or merger or sale of substantially all of its assets and properties at least 20 days prior to the date by which the Corporation must be notified of the election to obtain the benefits of either this Section 3(c) or
Section 6(h).

               (d) Whenever the distribution provided for herein shall be made in property other than cash, the value of that distribution shall be the fair market value of the distributed property as determined in good faith by the Board of Directors.

4. Voting Rights. Except as otherwise required by law or as set forth herein, the holder of each share of Series C Convertible Preferred shall be entitled to vote on all matters together with the holders of the Common Stock and Parity Stock and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Convertible Preferred could be converted pursuant to Section 5 hereof (taking into account all declared and unpaid dividends, if any, with respect to such Series C Convertible Preferred) at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the close of business on the day next preceding the date on which notice of or to vote is given to the stockholders or at the close of business on the day on which the Board of Directors adopts the resolution taking such action for which written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock of the Corporation having general voting power and not counted separately as a class.

5.   Conversion.    The holders of the Series C Convertible Preferred have
conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert Series C Convertible Preferred. Each share of Series C Convertible Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and up until such time immediately prior to the effective time of liquidation, dissolution or winding up of the Corporation, at the office of the Corporation or any transfer agent for the Series C Convertible Preferred, into such number of fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock as is determined by dividing the Stated Value by the Series C Convertible Conversion Price (as defined below) in effect at the time of the conversion. The "Series C Convertible Conversion Price" shall initially be $7.40 and shall be subject to adjustment as hereinafter provided. Upon conversion of their shares of Series C Convertible Preferred into shares of Common Stock, holders of shares of Series C Convertible Preferred also shall have the option to have all declared but unpaid dividends on such shares of Series C Convertible Preferred converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by dividing the amount of declared but unpaid dividends by the Series C Convertible Conversion Price.

          (b) Automatic Conversion. Each share of Series C Convertible Preferred shall automatically be converted into shares of Common Stock at the then effective Series C Convertible Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public (x) with a per share price to the public of at least $12.95 (such amount to be equitably adjusted whenever there shall occur any stock dividend, stock split, combination or reclassifications or other similar events affecting the Common Stock after the date hereof), and (y) in which the aggregate gross proceeds to the Corporation are at least $20,000,000 (a "Qualified IPO"). The Company shall provide the holders of Series C Convertible Preferred with written notice of such automatic conversion at least 20 days prior to the anticipated effective date of the registration statement filed in connection with such Qualified IPO. In the event of the automatic conversion of the Series C Convertible Preferred upon a Qualified IPO under this Section 5(b), the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Convertible Preferred shall not be deemed to have converted such Series C Convertible Preferred until immediately prior to the closing of such Qualified IPO.

          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the fraction of the share to which the holder would otherwise be entitled multiplied by the then effective Series C Convertible Conversion Price. The determination of whether any holder would otherwise be entitled to fractional shares is based upon the total number of shares of Series C Convertible Preferred being converted at any one time by that holder, not upon each share of Series C Convertible Preferred being converted. Before any holder of shares of Series C Convertible Preferred shall be entitled to convert those shares into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates for the

Series C Convertible Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Convertible Preferred or shall notify the Corporation in writing that such certificates have been lost, stolen or destroyed and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Convertible Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of written notice of conversion and other required materials as described above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Corporation shall not, however, be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series C Convertible Preferred being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In addition, the Corporation may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (d) Partial Conversion. In the event some but not all of the shares of Series C Convertible Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Convertible Preferred which were not converted.

          (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred and all unpaid dividends thereon, in addition to such other remedies as shall be available to the holder of such Series C Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.   Adjustments To Conversion Price.

          (a) Special Definitions. For purposes of this Section 6 and Section 10, the following definitions shall apply:

               (i) "Options" mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) "Original Issue Date" shall mean the date on which the first share of Series C Convertible Preferred was issued.

               (iii) "Convertible Securities" shall mean any security (including any debt security) directly or indirectly convertible into or exchangeable for Common Stock other than (A) the Series C Convertible Preferred, (B) the Series A Convertible Preferred, (C) Series B Convertible Preferred, issued in connection with the conversion of up to an aggregate of $15,000,000 of intercompany debt of the Corporation funded after the Original Issue Date, unless such conversion is based upon a total valuation of the Corporation that is less than $100,000,000, as determined in good faith by the Board of Directors or (D) the Series D Convertible Preferred.

               (iv) "Additional Shares of Common Stock" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to paragraph 6(c), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                     (A) shares of Common Stock issued upon conversion of (w) the Series C Convertible Preferred authorized herein, (w) the Series A Convertible Preferred outstanding as of the date hereof, (x) the Series B Convertible Preferred outstanding as of the date hereof, (y) Series B Convertible Preferred issued in connection with the conversion of up to an aggregate of $15,000,000 of intercompany debt of the Corporation funded after the Original Issue Date, unless such conversion is based upon a total valuation of the Corporation that is less than $100,000,000, as determined in good faith by the Board of Directors, or (z) the Series D Convertible Preferred authorized by a Certificate of Designation being filed on date hereof;

                     (B) shares of Common Stock issued to officers, directors, employees and consultants of the Corporation pursuant to any stock option or stock purchase plans or agreements or other individual or group incentive plan or program of any kind approved by the Board of Directors; and

                    (C) as a dividend or distribution on Series C Convertible Preferred or any event for which adjustment is made pursuant to Section 6(f) or
Section 6(g).

          (b) No Adjustment of Conversion Price. No adjustment in the Series C Convertible Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation pursuant to Section 6(c) is less than the Series C Convertible Conversion Price on the date of such issuance.

          (c) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Section 6(c)(ii)) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(e)) received by the Corporation for such Additional Shares of Common Stock would be less than the Series C Convertible Conversion Price on the date of such issuance, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustment in the Series C Convertible Preferred Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Convertible Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Convertible Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                      (A) in the case of (1) Options for Common Stock or (2) Convertible Securities, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issuance of the Common Stock with respect to which such Option were actually exercised, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                      (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

               (iv) no readjustment pursuant to Section 6(c)(ii) or Section 6(c)(iii) shall have the effect of increasing the Series C Convertible Conversion Price to an amount which exceeds the lower of (x) the Series C Convertible Conversion Price on the date of the original adjustment relating to the grant of the Options or issuance of the Convertible Securities, as applicable, or (y) the Series C Convertible Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between that original adjustment date and the date of such readjustment; and

               (v) in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Series C Convertible Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Section 6(c)(iii).

          (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock without consideration or for consideration per share that is less than the Series C Convertible Conversion Price on the date of such issuance, then and in such event, the Series C Convertible Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Series C Convertible Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Convertible Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this
Section 6(d), all shares of Common Stock issuable upon conversion of outstanding Series C Convertible Preferred, outstanding Series B Convertible Preferred and outstanding Convertible Securities and upon exercise of outstanding Options shall be deemed to be outstanding.

          (e) Determination of Consideration. For purposes of this Section 6, the consideration received or receivable by the Corporation shall be computed as follows:

               (i) Cash and Property. Except as provided in Section 6(e)(ii), such consideration shall:

                    (A) insofar as it consists of cash, equal the aggregate amount of cash received or receivable by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, equal the fair value thereof, as determined in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in Sections 6(e)(i)(A) and (B) above, as determined in good faith by the Board of Directors.

          (ii) Expenses. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issuance, in an aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for such issuance, as determined in accordance with Section 6(e)(i), consideration shall be computed as provided in Section 6(e)(i), after deducting the aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for the issuance.

          (iii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(c) shall be determined by dividing

                 (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                 (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

     (f) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series C Convertible Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series C Convertible Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (g) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time shall fix a record date for a determination of holders of Common Stock entitled to receive any distribution payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets of the Corporation (excluding cash dividends or distributions), then, and in each such event, provision shall be made so that the holders of Series C Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or amount of other assets of the Corporation which they would have received had their Series C Convertible Preferred been converted into Common Stock, on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or other assets receivable by them as aforesaid during such period, giving application to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series C Convertible Preferred.

          (h) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series C Convertible Preferred shall be changed into other securities or property, whether by capital reorganization, reclassification, consolidation or merger of the Corporation or sale of all or substantially all of the assets of the Corporation or otherwise (other than a subdivision or combination of shares provided for in this Section
6), then, and in each such event, the holder of each share of Series C Convertible Preferred shall have the right thereafter to convert such share into the kind and amount of other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale or other change by holders of the number of shares of Common Stock that would have been received by such holders upon conversion of the Series C Convertible Preferred immediately before that change, all subject to further adjustment as provided herein. Each holder of Series C Convertible Preferred, upon the occurrence of a consolidation or merger of the Corporation or the sale of all or substantially all of its assets shall have the right to elect the benefits of either the provisions of this Section 6(h) or of Section 3(c) as described in Section 3(c), or to convert such holder's shares of Series C Convertible Preferred into Common Stock pursuant to Section 5(a).

          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Convertible Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Convertible Preferred a certificate prepared by its Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Convertible Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Convertible Preferred. Upon the request of any holder of the Series C Convertible Preferred, the Corporation will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j)  Miscellaneous.

               (i) All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

               (ii) The holders of a majority of the outstanding Series C Convertible Preferred shall have the right to challenge any determination by the Board of Directors of fair value pursuant to this Section 6, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

               (iii) No adjustment in the Series C Convertible Conversion Price need be made if such adjustment would result in a change in such Series C Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not so made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Series C Convertible Conversion Price.

7.   Redemption

          (a) On or after the fifth anniversary of the Original Issue Date, the shares of Series C Convertible Preferred are redeemable either at the written election of a majority of the outstanding shares of Series C Convertible Preferred or at the option of the Corporation, by resolution of its Board of Directors, in whole or, from time to time, in part, in either event at a price for each share of Series C Convertible Preferred redeemed pursuant to this
Section 7 of the Stated Value per share, plus a dividend computed at a rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such redemption (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred) (the "Redemption Price"). Each partial redemption of Series C Convertible Preferred shall be made pro rata (so that the number of shares of Series C Convertible Preferred held by each registered owner whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series C Convertible Preferred being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series C Convertible Preferred then outstanding).

          (b) At least 30 days before any redemption of Series C Convertible Preferred pursuant to Section 7(a) (whether at the election of a majority of the Series C Convertible Preferred or at the option of the Corporation), the Corporation shall mail written notice (hereinafter referred to as the "Redemption Notice"), postage prepaid, to each holder of record of the Series C Convertible Preferred which is to be redeemed, as its address shown on the records of the Corporation; provided, however, that the giving of such
                            --------  -------
Redemption Notice shall not affect the conversion rights pursuant to Section 6 of any holders not electing redemption pursuant to Section 7(a); provided,
                                                                 --------
further, that the Company's failure to give such Redemption Notice shall in no
-------
way affect its obligation to redeem the shares of Series C Convertible Preferred at the election of such holders as provided in Section 7(a). The Redemption Notice shall contain the following information:

               (i) The number of shares of Series C Convertible Preferred held by the holder which shall be redeemed by the Corporation and the total number of shares of Series C Convertible Preferred then outstanding;

               (ii) The date fixed for redemption (the "Redemption Date") and the applicable Redemption Price; and

               (iii) A statement that the holder is to surrender to the Corporation, at the place designated therein, its certificates representing the shares of Series C Convertible Preferred to be redeemed.

          (c) Each holder of outstanding shares of Series C Convertible Preferred shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon, (i) the applicable Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates and (ii) each surrendered certificate shall be canceled and retired.

          (d) If any shares of Series C Convertible Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 7(c), then, from and after the Redemption Date, such unredeemed shares of Series C Convertible Preferred shall not be entitled to the benefits of any further dividends pursuant to Section 2 or the conversion provisions set forth in Section 5, unless the Corporation otherwise specifically agrees in writing.

          (e) No share or shares of Series C Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Convertible Preferred accordingly.

          (f) The Redemption Price set forth in this Section 7 shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reclassification or other similar event affecting the Series C Convertible Preferred.

8. Notices of Record Date. In the event that the Corporation shall propose at any time:

          (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (b) to offer for subscription pro rata to the holders of its Common Stock any additional shares of capital stock of the Corporation;

          (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

          (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series C Convertible Preferred:

               (i) at least 20 days' prior written notice of the record date for such dividend, distribution or subscription offer (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining stockholders entitled to vote in respect of the matters referred to in Sections 8(c) and (d) above; and

               (ii) in the case of the events referred to in (c) and (d) above, at least 20 days' prior written notice of the date on which such events shall take place (and if different, also specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for other securities or property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to each of the holders of the Series C Convertible Preferred at the address for each such holder as shown on the books of the Corporation.

9. Protective Provisions. So long as any shares of Series C Convertible Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the outstanding shares of Series C Convertible Preferred, take any action that:

          (a) alters the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Convertible Preferred;

          (b) authorizes, creates or issues any new class or series of capital stock that has a preference superior to the Series C Convertible Preferred with respect to voting, dividends, liquidation or redemption, or designates or issues any additional shares of Series C Convertible Preferred;

          (c) reclassifies outstanding capital stock into capital stock having a preference superior to the Series C Convertible Preferred with respect to voting, dividends, liquidation or redemption; or

          (d) amends or repeals any provision of the Corporation's Certificate of Incorporation, as amended, in a manner that adversely affects the rights of the holders of the Series C Convertible Preferred.

10. Right of Participation. The holders of the Series C Convertible Preferred shall have rights of participation in future issuances of Options, Convertible Securities and Additional Shares of Common Stock by the Corporation, as follows:

          (a) Right of Participation. The Corporation shall, prior to any proposed grant or issuance by the Corporation of any Options, Convertible Securities or Additional Shares of Common Stock, offer to each record owner of the Series C Convertible Preferred (a "Preemptive Rights Participant"), by written notice, the right, for a period of 30 days, to purchase for cash at a price equal to the price or other consideration for which such Options, Convertible Securities or Additional Shares of Common Stock are to be granted or issued, a number of such Options, Convertible Securities or Additional Shares of Common Stock so that, after giving effect to such grant or issuance (and the exercise, conversion or exchange into or for (whether directly or indirectly) shares of Common Stock of all Options and Convertible Securities), such Preemptive Rights Participant will continue to maintain the same proportionate equity ownership in the Corporation which such Preemptive Rights Participant had as of the date of such notice (treating each Preemptive Right Participant, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such Preemptive Rights Participant upon exercise, conversion and exchange of all securities (including but not limited to its shares of Series C Convertible Preferred) held by such Preemptive Rights Participant on the date such offer is made that are exercisable, convertible or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming, for the purpose of such computation, the like exercise, conversion and exchange of all such other securities held by other persons or entities); provided, however, that the
                                               --------  -------
participation rights of the Preemptive Rights Participants pursuant to this
Section 10 shall not apply to Options, Convertible Securities or Additional Shares of Common Stock granted or issued:

               (i) pursuant to a public offering registered under the Securities Act of 1933, as amended;

               (ii) in connection with a strategic investment in the Corporation or any of its subsidiaries; or

               (iii) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of stock or assets of any other entity.

The Corporation's written notice to each Preemptive Rights Participant shall describe the Options proposed to be granted or the Convertible Securities or Additional Shares of Common Stock proposed to be issued by the Corporation and specify the number, price and payment terms of the grant or issuance.

          (b) Mechanics of Right of Participation. Any Preemptive Rights Participant may accept the Corporation's offer as to the full number of Options, Convertible Securities or Additional Shares of Common Stock required to be offered to such Preemptive Rights Participant pursuant to Section 10(a), or any lesser number, by written notice thereof given by such Preemptive Rights Participant to the Corporation prior to the expiration of the aforesaid 30-day period, in which event the Corporation shall sell and such Preemptive Rights Participant shall buy, upon the terms specified, not later than the time such Options, Convertible Securities or Additional Shares of Common Stock are sold to third parties as contemplated by the Corporation's offer, the number of Options, Convertible Securities or Additional Shares of Common Stock agreed to be purchased by such Preemptive Rights Participant. Subject to and without limitation of the immediately preceding sentence, the Corporation shall be free at any time prior to 90 days after the date of its notice of offer to such Preemptive Rights Participant under Section 10(a), to offer and sell to any third party or parties the aggregate number of such Options, Convertible Securities or Additional Shares of Common Stock offered to and not purchased by the Preemptive Rights Participants pursuant to this Section 10, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer to the Preemptive Rights Participants. However, if such third-party sale or sales are not consummated within such 90-day period, the Corporation shall not sell such Options, Convertible Securities or Additional Shares of Common Stock as shall not have been purchased within such period without again complying with this Section 10.

          IN WITNESS WHEREOF, the Corporation has caused this Corrected Certificate to be signed by Joel B. Rosen, its Chief Executive Officer, on this 2/nd/ day of June 1999.


                                    NAVISITE, INC.



                                    By:_________________________________
                                       Name:  Joel B. Rosen
                                       Title: Chief Executive Officer

                                                                       EXHIBIT B
                                                                       ---------




                               [FORM OF OPINION]



                                                   June 3, 1999



Dell USA L.P.
One Dell Way
Round Rock, Texas  78682

Ladies and Gentlemen:

          We have acted as special counsel to NaviSite, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale to Dell USA L.P., a Texas limited partnership (the "Investor") of 1,095,472 shares (the "Preferred Shares") of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock") pursuant to the Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof between the Investor and the Company (the "Preferred Stock Purchase Agreement").

          This opinion is being rendered pursuant to Section 2 of the Preferred Stock Purchase Agreement. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Preferred Stock Purchase Agreement; (ii) the Certificate of Incorporation of the Company, as amended, including the Certificate of Amendment filed by the Company with the Secretary of State of the State of Delaware (the "Delaware Secretary"), on May 28, 1999 and the Corrected Certificate of Designation of Series C Convertible Preferred Stock (the "Certificate of Designation"), filed by the Company with the Delaware Secretary on June 2, 1999;
(iii) the By-Laws of the Company, as currently in effect (the "By-Laws"); (iv) an Action By Written Consent of the Board of Directors of the Company dated as of May 28, 1999 adopting resolutions approving, among other things, the Preferred Stock Purchase Agreement and the transactions contemplated thereby;
(v) an Action By Written Consent of the

June 3, 1999
Page 2


Stockholders dated as of May 28, 1999, adopting resolutions approving, among other things, an increase in the authorized number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and preferred stock, par value $0.01 per share, of the Company, which the Company has the authority to issue; (vi) Actions By Written Consent of the holders of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, and Series B Convertible Preferred Stock, par value $0.01 per share, of the Company, dated as of May 28, 1999, each adopting resolutions approving, among other things, the creation and issuance of the Series C Convertible Preferred Stock and the Certificate of Designation; (vii) the Officer's Certificate of the Company attached hereto as Exhibit A (the "Officer's Certificate"); (viii) a certificate of the Delaware Secretary dated May 25, 1999, as to the existence and good standing of the Company in the State of Delaware (the "Delaware Certificate"); (ix) a certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts dated May 25, 1999, as to the Company's qualification to do business and good standing as a foreign corporation in the Commonwealth of Massachusetts (the "Massachusetts Certificate"); and (x) a certificate of the Secretary of State of the State of California dated May 25, 1999, as to the Company's qualification to do business and good standing as a foreign corporation in the State of California (the "California Certificate"). We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind: (a) that the Investor is duly organized, validly existing and in good standing under the law of its jurisdiction of organization and has the requisite power and authority to execute, deliver and perform its obligations under the Preferred Stock Purchase Agreement; (b) that the execution, delivery and performance by the Investor of the Preferred Stock Purchase Agreement has been duly authorized by all requisite action; and (c) that the Preferred Stock Purchase Agreement has been duly executed and delivered by the Investor and

June 3, 1999
Page 4

constitutes a valid and binding obligation of the Investor, enforceable against it in accordance with its terms.

          Our opinions set forth in paragraph 1 as to the existence and good standing of the Company in the State of Delaware, and as to the Company's qualification to do business and good standing as a foreign corporation in the Commonwealth of Massachusetts and the State of California, are based solely on our review of the Delaware Certificate, the Massachusetts Certificate and the California Certificate, respectively.

          The opinions expressed herein are limited to the laws of the State of Delaware.

          Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business and is in good standing as a foreign corporation under the laws of the Commonwealth of Massachusetts and the State of California.

          2. The execution and delivery by the Company of the Preferred Stock Purchase Agreement and the performance by the Company of its obligations thereunder are within the corporate power and authority of the Company and have been duly authorized by all requisite corporate action on the part of the Company.

          3. The Preferred Stock Purchase Agreement has been executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of rights to indemnification and contribution thereunder may be limited by applicable laws, rules or regulations or the policies underlying such laws, rules or regulations.

June 3, 1999
Page 4

          4. The Preferred Shares to be issued and sold pursuant to the Preferred Stock Purchase Agreement have been duly authorized for issuance by the Company and, when issued, executed, delivered and paid for in accordance with the terms of the Preferred Stock Purchase Agreement, will be validly issued, fully paid and nonassessable shares of Series C Preferred Stock. The Certificate of Designation has been executed and acknowledged by the Company, filed with the Delaware Secretary and is effective on the date hereof, all in accordance with
Section 103 of the Delaware General Corporation Law, as amended. The shares of Common Stock initially issuable upon conversion of the Preferred Shares have been duly reserved for issuance and, when issued, executed and delivered upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable shares of Common Stock.

          This opinion is being furnished to you solely for your benefit in connection with the Closing occurring today. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent.


                                                   Very truly yours,